SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                         March 22, 2002 (March 13, 2002)


                            Empire Energy Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)

            Utah                      1-10077                    87-0401761
 ---------------------------   ----------------------       -------------------
(State or other jurisdiction) (Commission file number)     (IRS Employer ID No.)

                      7500 College Boulevard, Suite 1215 -
                           Overland Park, Kansas                   66210
                    --------------------------------------        --------
                   (address of principal executive offices)      (zip code)


                                 (913) 469-5615
                          -----------------------------
                         (Registrant's telephone number,
                              including area code)

Item 4. Changes in Registrant's Certifying Accountant.


         On March 13, 2002, the Registrant dismissed Sartain Fischbein & Company, an accounting firm located in Tulsa, Oklahoma and hired Pickett, Chaney & McMullen LLP., an accounting firm located in Lenexa, Kansas. None of the accountants reports of Sartain Fischbein & Company contained any adverse opinion or disclaimer of opinion, or were modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants reflected management's desire to retain an accounting firm as auditors that was located in the Kansas City metropolitan area where the Registrant is located. The Board of Directors of the Registrant also believed it would be in the best interest of the Registrant to retain Pickett, Chaney & McMullen LLP and therefore approved the change of accountants. During the past two fiscal years in which Sartain Fischbein & Company served as the Registrant's accountants, there were no disagreements with Sartain Fischbein & Company whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Sartain Fischbein & Company, would have caused Sartain Fischbein & Company to make reference to the subject matter of the disagreement in connection with any of its reports. Further, during the subsequent interim period through March 13, 2002, (the date the Registrant changed accountants), there were no disagreements with Sartain Fischbein & Company whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Sartain Fischbein & Company, would have caused Sartain Fischbein & Company to make reference to the subject matter of the disagreement in connection with any of its reports.


Item 7. Financial Statements and Exhibits.

         (c) Exhibits.

         Exhibit (16) Letter re: change in certifying accountant.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Empire Energy Corporation.
                                                    (Registrant)


Date: March 22, 2002                        By:  /s/  Bryan S. Ferguson
                                          --------------------------------
                                                      Bryan S. Ferguson
                                                      President